                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   DISC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   DISC, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     * Set forth the amount on which the filing fee is calculated and state how it was determined):


[ ]  Fee previously paid by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

Notes:

                                   DISC, INC.
                              372 TURQUOISE STREET
                               MILPITAS, CA 95035
                                 (408) 934-7000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                           TO BE HELD AUGUST 12, 1997

     The 1997 Annual Meeting of Shareholders of DISC, Inc. (the "Company") will be held at the Company's facility, 372 Turquoise Street, Milpitas, California, on Tuesday, August 12, 1997, beginning at 9:30 A.M. local time, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     2. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on July 7, 1997, are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          J. Richard Ellis
                                          Chairman of the Board, President and
                                          Chief
                                          Executive Officer

Milpitas, California
July 10, 1997

                                PROXY STATEMENT

                                       OF

                                   DISC, INC.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of DISC, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's facility at 372 Turquoise Street, Milpitas, California 95035, on Tuesday, August 12, 1997 at 9:30 A.M., local time, and any and all adjournments thereof. These proxy materials are being mailed on or about July 11, 1997, to all holders of the Company's Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, and Series L Preferred Stock ("Preferred Stock") of record as of July 7, 1997.

PERSONS MAKING THE SOLICITATION

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-ofpocket expenses in forwarding such material.

VOTING AT THE MEETING

     Holders of record of the Company's Common Stock and Preferred Stock at the close of business on July 7, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 3,334,323 shares of Common Stock, 372,296 shares of Series C Preferred Stock, 444,444 shares of Series D Preferred Stock, 500,000 shares of Series E Preferred Stock, 250,000 shares of Series F Preferred Stock, 110,000 shares of Series G Preferred Stock, 26,109 shares of Series H Preferred Stock, 167,065 shares of Series I Preferred Stock, 244,966 shares of Series J Preferred Stock, 235,110 shares of Series K Preferred Stock and 199,275 shares of Series L Preferred Stock were outstanding and entitled to vote. Pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's outstanding shares of Preferred Stock vote together with the Common Stock on all matters except as required by law, and each share of Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible. Each share of the Company's Series C, D, E, I, J, K, and L Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G and H Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share.

     An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

REVOCABILITY OF PROXY

     A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" the appointment of Price Waterhouse LLP as independent auditors of the Company, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of July 7, 1997, as to (a) all directors, (b) the named executive officers identified in the Summary Compensation Table located at page 6, (c) all directors and executive officers as a group, and (d) each person known to the Company to be the beneficial owner of more than 5% of the company's voting securities. Each share of the Company's Series C, Series D, Series E, Series I, Series J, Series K and Series L Preferred Stock is convertible into one share of Common Stock and is entitled to one vote per share. Each share of the Company's Series F Preferred Stock is convertible into two shares of Common Stock and is entitled to two votes per share. Each share of Series G and Series H Preferred Stock is convertible into ten shares of Common Stock and is entitled to ten votes per share. Because the Company's outstanding Preferred Stock votes together with and has the same rights to cumulative voting as the Common Stock, the number of shares held by such owner, includes all shares of Common Stock and Preferred Stock on an as-if-converted basis, and "Percentage of Class" represents the total Common and outstanding Preferred Stock, on an as-if-converted basis, of the Company issued and outstanding as of July 7, 1997. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Common Stock and Preferred Stock have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                        NAME AND ADDRESS          AMOUNT AND NATURE OF     PERCENT
                      OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS
                --------------------------------  --------------------     --------
                MK Global Ventures                        773,744(1)         10.5%
                  2471 E. Bayshore Road
                  Palo Alto, CA 94303
                MK Global Ventures II                     913,982(2)         12.1%
                  2471 E. Bayshore Road
                  Palo Alto, CA 94303
                MK GVD FUND                             4,059,508(3)         49.4%
                  2471 E. Bayshore Road
                  Palo Alto, CA 94303
                J.F. Shea Co, Inc.                        509,682(4)          6.8%
                  655 Brea Canyon Road
                  Walnut, CA 91789
                Michael D. Kaufman                      5,782,234(5)(8)      68.8%
                  2471 E. Bayshore Road
                  Palo Alto, CA 94303
                Frank T. Connors                          107,558(6)          1.5%
                J. Richard Ellis                           47,916(7)            *
                F. Rigdon Currie                           35,000(8)            *
                Arch J. McGill                             35,000(8)            *
                Michael A. McManus, Jr.                    35,000(8)            *
                Wayne F. Augsburger                            --               *
                Ronald F. Reynolds                         25,000(9)            *
                Henry Madrid                               44,661(10)           *
                Directors and Executive Officers        6,120,181(11)        70.7%
                  as a group (9) persons

---------------

  *  Less than 1%

 (1) Includes 759,093 shares of the Company's Common Stock and 10,465 shares, or 2.8%, of the Company's Series C Preferred Stock. Also includes warrants for 4,186 shares of Common Stock exercisable during the 60-day period following the Record Date.

 (2) Includes 310,462 shares of the Company's Common Stock, 361,831 shares, or 97.2%, of the Company's Series C Preferred Stock, and 77,566 shares, or 46.4%, of the Company's Series I Preferred Stock. Also includes warrants for 164,123 shares of Common Stock exercisable during the 60-day period following the Record Date.

 (3) Includes 333,333 shares, or 75%, of the Company's Series D Preferred Stock, and 375,000 shares, or 75%, of the Company's Series E Preferred Stock, 250,000 shares, or 100%, of the Company's Series F Preferred Stock, 97,500 shares, or 89%, of the Company's Series G Preferred Stock, 26,109 shares, or 100%, of the Company's Series H Preferred Stock, 89,499 shares, or 53.6%, of the Company's Series I Preferred Stock, 244,966 shares, or 100%, of the Company's Series J Preferred Stock, 235,110 shares, or 100%, of the Company's Series K Preferred Stock, and 199,275 shares, or 100%, of the Company's Series L Preferred Stock. Also includes warrants for 846,235 shares of Common Stock exercisable during the 60-day period following the Record Date.

 (4) Includes 33,571 shares of the Company's Common Stock, 111,111 shares, or 25%, of the Company's Series D Preferred Stock, 125,000 shares, or 25%, of the Company's Series E Preferred Stock and 12,500 shares, or 11%, of the Company's Series G Preferred Stock. Also includes warrants for 115,000 shares of Common Stock exercisable during the 60-day period following the Record Date.

 (5) Includes 759,093 shares of Common Stock and 10,465 shares of Series C Preferred Stock owned by MK Global Ventures, 310,462 shares of Common Stock, 361,831 shares of Series C Preferred Stock and 77,566 shares of Series I Preferred Stock owned by MK Global Ventures II, and 333,333 shares of Series D Preferred Stock, 375,000 shares of Series E Preferred Stock, 250,000 shares of Series F Preferred Stock, 97,500 shares of Series G Preferred Stock, 26,109 shares of Series H Preferred Stock, 89,499 shares of Series I Preferred Stock, 244,966 shares of Series J Preferred Stock, 235,110 shares of Series K Preferred Stock and 199,275 shares of Series L Preferred Stock owned by MK GVD Fund. Also includes warrants for 4,186 shares of Common Stock held by MK Global Ventures, warrants for 164,123 shares of Common Stock held by MK Global Ventures II, and warrants for 846,235 shares of Common Stock held by MK GVD FUND exercisable during the 60-day period following the Record Date. Mr. Kaufman, a director of the Company, is a general partner of these funds and may be deemed to have voting and investment power with respect to such shares. Mr. Kaufman disclaims beneficial ownership of all shares of Common Stock and Preferred Stock so owned; however, the aggregate voting power represented by Mr. Kaufman's beneficial ownership of all such Common Stock and Preferred Stock is indicated in the appropriate column.

 (6) Includes 50,000 shares issuable upon exercise of stock options during the 60-day period following the Record Date.

 (7) Includes 47,916 shares issuable upon exercise of stock options during the 60-day period following the Record Date.

 (8) Includes 35,000 shares issuable upon exercise of stock options during the 60-day period following the Record Date.

 (9) Includes 25,000 shares issuable upon exercise of stock options during the 60-day period following the Record Date.

(10) Includes 14,000 shares issuable upon exercise of stock options during the 60-day period following the Record Date.

(11) Includes 1,299,272 shares issuable upon exercise of stock options and warrants during the 60-day period following the Record Date.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the meeting. If any Management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. Election of the six nominees to the Board of Directors will require the affirmative vote of the holders of a majority of the outstanding share of Common Stock and Preferred Stock, voting together, present or represented at the Annual Meeting and entitled to vote thereat.

     In accordance with California law, each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting or to distribute the votes on the same principle among as many candidates as the shareholder may elect, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) a shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have properly been placed in nomination.

     The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies and (unless authority to do so is withheld) to distribute the total of such votes among the nominees in such numbers as may be determined by the named proxies, because in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees to the Board of Directors as possible.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED BELOW.

     The names of the nominees and certain information about them are set forth below:

                       NAME              AGE                POSITIONS HELD
            ---------------------------  ---     -------------------------------------
            J. Richard Ellis             52      Chairman of the Board, President and
                                                 Chief Executive Officer
            Frank T. Connors             63      Director and Secretary
            Michael D. Kaufman           56      Director
            F. Rigdon Currie             66      Director
            Arch J. McGill               66      Director
            Michael A. McManus, Jr.      54      Director

     J. RICHARD ELLIS, joined the Company as President and Chief Operating Officer in July 1994 and became Chief Executive Officer in January, 1995. Mr. Ellis was appointed to the Board of Directors on July 13, 1994, and became Chairman of the Board of Directors in August 1996. From November 1993 to June 1994, Mr. Ellis worked as an independent management consultant. From June 1991 to October 1993, Mr. Ellis was employed by Cygnet Systems Inc. ("Cygnet"), a manufacturer of optical disk library units, as President and Chief Executive Officer. From December 1988 to May 1991 Mr. Ellis was employed by Cygnet as Vice President of Operations and then as Chief Operating Officer. In June 1993, Cygnet filed a voluntary petition of bankruptcy under Chapter 11 of the federal bankruptcy law. The plan of reorganization was approved and the bankruptcy proceedings terminated in October 1993.

     FRANK T. CONNORS, has been Secretary of the Company since May 1990, and was Chairman of the Board of Directors of the Company from June 1988 to August 1996, and Chief Executive Officer of the Company from May 1990 to December 1994. Since October 1994, Mr. Connors has been Executive Vice

President and Vice Chairman of the Board of Directors of STM Wireless, Inc., a publicly held manufacturer of satellite communication networks.

     MICHAEL D. KAUFMAN, became a director of the Company in December 1988. Since October 1987, he has been the Managing General Partner of MK Global Ventures, Palo Alto, California, a group of venture capital funds specializing in early-stage and start-up financing of high technology companies. From August 1981 until October 1987, Mr. Kaufman was General Partner and Special Limited Partner of Oak Investment Partners I, II, and III, venture capital firms, which also focused on the formation of high technology companies. Mr. Kaufman also serves on the Boards of Directors of Davox Corp., a telecommunications company, Document Technologies, Inc., which develops and sells high resolution document image processing subsystems, Hypermedia Communications, Inc., which publishes Newmedia magazine, a periodical dedicated to interactive multimedia technology, and Proxim, Inc., a wireless communications company.

     F. RIGDON CURRIE, became a director of the Company in December 1988. Since February 1988, he has been Special Limited Partner of MK GVS FUND, MK Global Ventures II, and MK GVD FUND. Mr. Currie also serves on the Boards of Directors of Document Technologies, Inc. and Wonderware Corporation, a supplier of software for process control and industrial automation applications.

     ARCH J. MCGILL, became a director of the Company in August 1993. Since October 1985, he has been President of Chardonnay, Inc., a venture capital investment and executive business advisory services company. From March 1983 to October 1985, Mr. McGill was President and Chief Executive Officer of Rothchild Ventures, Inc., a venture capital fund. From January 1981 to March 1983, Mr. McGill was President of AIS/American Bell, a subsidiary of AT&T. Mr. McGill also serves on the Boards of Directors of Apertus Technologies, Inc., a data networking company, and Employee Benefit Plans, Inc., a managed health-care company.

     MICHAEL A. MCMANUS, JR., became a director of the Company in August 1993. Since November 1991, he has been President and Chief Executive officer of New York Bancorp, Inc., the holding company for Home Federal Savings Bank. From July 1990 to October 1991, Mr. McManus was President and Chief Executive officer of Jencor Pharmaceuticals, Inc., a pharmaceutical company. From July 1986 to July 1990, Mr. McManus was Vice President, Business Planning & Development for the Consumer Division of Pfizer, Inc., a health-care company. Mr. McManus also serves on the Board of Directors of New York Bancorp, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during 1996 with 100% attendance at each meeting. The Board of Directors has a Compensation Committee and an Audit Committee. The functions of the Compensation Committee include advising the Company on salaries and incentive compensation for employees of, and consultants to, the Company. The Compensation Committee, which consists of Messrs. Connors, McManus and Currie, held one meeting during 1996. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee, which consists of Messrs. Kaufman and McGill, held one meeting during 1996, with 100% attendance.

OTHER EXECUTIVE OFFICERS

     HENRY MADRID, 40, joined the Company as Vice President of Finance and Chief Financial Officer in January 1990. From July 1987 to December 1989, Mr. Madrid was employed by Zentec Corporation, a manufacturer of computer terminals, as Controller and later Vice President, Finance. From August 1979 to May 1987, Mr. Madrid was employed by Price Waterhouse LLP, San Jose, California, in various positions, the last of which was as manager in the Audit Department. Mr. Madrid is a Certified Public Accountant.

     WAYNE F. AUGSBURGER, 48, joined the Company in May 1993 as Vice President of Sales and Marketing and, subsequently, left the Company in January, 1997. From November 1987 to May 1993, Mr. Augsburger was employed by Cygnet Systems Inc. in various positions, the last of which was Vice President of Sales and Marketing. In June 1993, Cygnet filed a voluntary petition of bankruptcy under

Chapter 11 of the federal bankruptcy law. The plan of reorganization was approved and the bankruptcy proceedings terminated in October 1993.

     WILLIAM F. TOTH, 39, joined the Company in June 1997 as Vice President of Manufacturing. From July 1994 to May 1996, Mr. Toth owned and operated a residential property management business. From August 1992 to July 1994, Mr. Toth served as Vice President of Manufacturing of the Company. From March 1984 to April 1992, Mr. Toth was employed by Doelz Networks, Inc., a manufacturer of fast packet networking equipment in various positions in Manufacturing and Finance, including Vice President of Manufacturing and Customer Support.

     RONALD F. REYNOLDS, 59, joined the Company in February 1996, as Vice President of Sales. From March 1995 to February 1996, Mr. Reynolds was an independent consultant for start-up companies. From December 1992 to February 1995, Mr. Reynolds served as Vice President of Sales for the Lago Division of Storage Tek, a manufacturer of storage products for the Unix marketplace. From January 1988 to November 1992, Mr. Reynolds was Chief Executive Officer of Century Financial, a leasing and consulting company for computer related products.

     There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1996, 1995, and 1994 to the Company's Chief Executive Officer and to the other executive officers of the Company whose salary and bonus compensation for fiscal year 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                            ANNUAL           COMPENSATION
                                         COMPENSATION           AWARDS
              NAME AND                ------------------     ------------
         PRINCIPAL POSITION           YEAR     SALARY($)      OPTIONS(1)      ALL OTHER COMPENSATION($)(2)
------------------------------------  ----     ---------     ------------     ----------------------------
J. Richard Ellis                      1996      152,000          50,000                   1,000
  President and Chief                 1995      152,000              --                   1,000
  Executive Officer                   1994       58,000(3)      100,000                     500
Wayne F. Augsburger                   1996      120,000              --                   1,000
  Vice President -- Sales and         1995      113,000              --                   1,000
  Marketing(4)                        1994      121,000              --                   1,000
Henry Madrid                          1996      110,000              --                   1,000
  Vice President -- Finance           1995      111,000              --                   1,000
                                      1994       99,000              --                   1,000
Ronald F. Reynolds                    1996      118,000         100,000                   1,000(2)
  Sr. Vice President,
  Sales and Marketing(5)

---------------

(1) Options are awarded pursuant to the Company's Stock Plan, which is administered by the Board of Directors. The Board of Directors determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants.

(2) The amounts shown in this column represent life insurance premiums paid by the Company.

(3) Mr. Ellis joined the Company as President and Chief Operating Officer in July, 1994 and became Chief Executive Officer of the Company effective January 1, 1995.

(4) Mr. Augsburger resigned from the Company in January 1997.

(5) Mr. Reynolds joined the Company in February 1996.

                                 OPTION GRANTS

                                     SECURITIES          PERCENT OF TOTAL
                                     UNDERLYING         OPTIONS GRANTED TO      EXERCISE
              NAME               OPTIONS GRANTED (#)   EMPLOYEES IN FY 1996   PRICE ($/SH)   EXPIRATION DATE
-------------------------------- -------------------   --------------------   ------------   ---------------
J. Richard Ellis................        50,000                 13.8%             $ 5.38      November 2001
Ronald F. Reynolds..............        50,000                 13.8%             $ 5.38      November 2001
Ronald F. Reynolds..............        50,000                 13.8%             $ 3.88      May 2001

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information on the value of unexercised in-the-money options held by the named executive officers as of December 31, 1996.

                                SHARES                              NUMBER OF               VALUE OF UNEXERCISED
                             ACQUIRED ON       VALUE               UNEXERCISED                  IN-THE-MONEY
                             EXERCISE (#)   REALIZED ($)           OPTIONS AT                    OPTIONS AT
                             ------------   ------------        DECEMBER 31, 1996           DECEMBER 31, 1996 (1)
                                                           ---------------------------   ---------------------------
                                                                         UNEXERCISABLE                 UNEXERCISABLE
                                                           EXERCISABLE   -------------   EXERCISABLE   -------------
                                                           -----------                   -----------
J. Richard Ellis............        --             --         61,459         88,541        $    --        $    --
Wayne F. Augsburger.........        --             --         46,979        302,171             --             --
Henry Madrid................    23,884         98,641         12,833          1,167             --             --
Ronald F. Reynolds..........        --             --          8,334         41,666             --             --

---------------

(1) Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1996 on the NASDAQ Small Cap Market System was $3.625.

                           TEN YEAR OPTION REPRICINGS

                                                                                                      LENGTH OF
                                            NUMBER OF                                                 ORIGINAL
                                            SECURITIES    MARKET PRICE                               OPTION TERM
                                            UNDERLYING      OF STOCK     EXERCISE PRICE     NEW       REMAINING
                                             OPTIONS      AT THE TIME       AT TIME       EXERCISE   AT DATE OF
           NAME                 DATE       REPRICED (#)   OF REPRICING    OF REPRICING     PRICE      REPRICING
--------------------------- -------------  ------------   ------------   --------------   --------   -----------
F. Rigdon Currie........... May 20, 1996      25,000         $ 3.88          $ 6.00        $ 3.88    16 months
Michael Kaufman............ May 20, 1996      25,000         $ 3.88          $ 6.00        $ 3.88    16 months
Arch McGill................ May 20, 1996      25,000         $ 3.88          $ 6.00        $ 3.88    16 months
Michael A. McManus, Jr..... May 20, 1996      25,000         $ 3.88          $ 6.00        $ 3.88    16 months
Michael A. McManus, Jr..... May 20, 1996       5,000         $ 3.88          $ 4.50        $ 3.88    32 months
Ronald F. Reynolds......... May 20, 1996      50,000         $ 3.88          $ 4.25        $ 3.88    45 months

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

On May 20, 1996, the Compensation Committee approved the repricing of 411,850 options granted pursuant to the Company's 1990 Stock Plan and 1995 Stock Option Plan for Non-Employee Directors, including an aggregate of 219,000 options granted to the Named Executive Officers, and an aggregate of 120,000 options granted to members of the Board of Directors. Such options had exercise prices ranging from $4.25 to $6.25. Such repricing was effected by offering to exchange new options with an exercise price of $3.88 per share, but with a new four-year vesting period, for the options then held by such optionees.

     The Compensation Committee approved the repricing because it believes that equity interests are a significant factor in the company's ability to retain directors, executive officers and employees, by providing an incentive to all such personnel to devote their utmost effort and skill to the advancement and betterment of the company by permitting them to participate in the success and increased value of the Company. Following the grant of such options, however, the price per share of the Company's Common Stock declined to approximately $4.00 as a result of unforeseen market factors. The Compensation Committee believed, that as a result of this relatively sudden decline, the options so granted would not have the desired motivational effect on the optionees. Accordingly, the Compensation Committee approved the repricing as a means of ensuring that such optionees have a meaningful equity interest in the Company.

                                          Respectfully submitted,

                                          Frank T. Connors
                                          Michael A. McManus, Jr.
                                          F. Rigdon Currie

COMPENSATION OF DIRECTORS

     Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, each non-employee director receives an initial grant of options to purchase 25,000 shares of the Company's Common Stock upon commencement of service as a director. In addition to such initial grant of 25,000 options, each non-employee director is granted an option to purchase 5,000 shares of the Company's Common Stock during each year of service as a director commencing with fiscal year 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers, and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1996, were satisfied.

CERTAIN TRANSACTIONS

     On March 29, 1996, the Company entered into a Series G Preferred Stock Purchase Agreement with MK GVD FUND whereby MK GVD FUND agreed to purchase 47,500 shares of Series G Preferred Stock, each initially convertible into ten
(10) shares of Common Stock at a price of $20.00 per share and 118,750 warrants to purchase additional shares of Common Stock at an exercise price of $2.50 per share, at a price of $.01 per warrant.

     In connection with such sale, in satisfaction of the Company's antidilution obligations under the Series F Purchase Agreement, the Company issued to J.F. Shea Co., Inc. an additional 12,500 shares of Series G Preferred Stock. J.F. Shea Co., Inc. is a holder of more than 5% of the voting stock of the Company. Also in connection with such sale, in satisfaction of the Company's antidilution obligations under the Series E and Series F Purchase Agreement, the Company issued to MK GVD FUND an additional 93,750 and 50,000 shares of Series F and Series G Preferred Stock, respectively. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and is a beneficial owner of more than 5% of the voting stock of the Company.

     On March 29, 1996, the Company entered into a Convertible Debenture Purchase Agreement with MK GVD FUND whereby MK GVD FUND agreed to purchase an aggregate of $1,400,000 in principal amount of subordinated convertible debentures, each mandatorily convertible into shares of Preferred Stock and Warrants to Purchase Common Stock at a conversion price based on the average closing price for the Common Stock for the five trading days ended three days prior to the conversion date. In December 1996, the agreement was amended to increase the amount to a total of $3,400,000 and the Conversion Price was changed to the closing bid price of the Company's Common Stock on the last day of the calendar quarter. During the quarters ended June 30, September 30 and December 31, 1996, the Company issued $1,000,000, $700,000 and $730,000 in principal amount of such debentures. On June 30, September 30 and December 31, 1996 such debentures were converted by MK GVD Fund into 26,109; 89,499 and 244,966 shares of Series H, Series I and Series J Preferred Stock and by MK Global Ventures II into 77,566 shares of Series I Preferred

Stock at $38.30, $4.19 and $2.98 for Series H, Series I and Series J Preferred Stock, respectively. In connection with such conversion, MK GVD Fund received warrants to purchase 65,272; 22,375 and 61,241 shares of Common Stock at exercise prices of $4.85, $5.24 and $3.73 per share, respectively, and MK Global Ventures II received a warrant to purchase 19,291 shares of Common Stock at an exercise price of $5.24 per share. Michael D. Kaufman, a director of the Company, is a general partner of MK GVD FUND, and is a beneficial owner of more than 5% of the voting stock of the Company.

In April 1997, the agreement was amended to increase by $2,030,000, to $4,430,000 the total principal amount of subordinated debentures which MK GVD FUND has agreed to purchase. During the quarter ended March 31, 1997, the Company issued $750,000 in subordinated convertible debentures to MK GVD FUND, which were converted into 235,110 shares of Series K Preferred Stock. In connection therewith. MK GVD FUND received warrants to purchase 58,778 shares of Common Stock at an exercise price of $3.99 per share. During the quarter ended June 30, 1997, the Company issued $550,000 in subordinated convertible debentures to MK GVD FUND, which were converted into 199,275 shares of Series L Preferred Stock. In connection therewith, MK GVD FUND received warrants to purchase 49,818 shares of Common Stock at an exercise price of $3.45 per share.

The above transactions were unanimously approved by the Board of Directors of the Company. One of the directors of the Company was, and continues to be, an affiliate of MK GVD FUND. However, the Company believes that the terms and provisions of the above transactions were as fair to the Company as they could have been if made with unaffiliated third parties.

                                  PROPOSAL TWO

                            APPOINTMENT OF AUDITORS

     The Board of Directors has approved a resolution retaining Price Waterhouse LLP as its independent auditors for the fiscal year ending December 31, 1997. Price Waterhouse LLP has audited the Company's financial statements since 1989. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S AUDITORS.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1998 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than April 15, 1998. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          J. Richard Ellis
                                          Chairman of the Board, President and
                                          Chief
                                          Executive Officer

July 10, 1997

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996, is being mailed concurrently with this Proxy Statement to all shareholders of record as of July 7, 1997. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, DISC, INC., 372 TURQUOISE STREET, MILPITAS, CALIFORNIA 95035.

PROXY

                                   DISC, Inc.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                AUGUST 12, 1997


The undersigned hereby nominates, constitutes and appoints J. Richard
Ellis and Henry Madrid, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of DISC, Inc. (the "Company") which the undersigned is entitled to represent and vote at the 1997 Annual Meeting of Shareholders of the Company to be held at the Company's facility, 372 Turquoise Street, Milpitas, California, on August 12, 1997, at 9:30 A.M., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:



       (Continued, and to be marked, dated and signed, on the other side)








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
                                                         Please Mark
                                                         your votes as
                                                         indicated in
                                                         this example







THE DIRECTORS RECOMMEND A VOTE
"FOR ITEMS 1, 2 AND 3"


                               FOR                     WITHHOLD AUTHORITY
                       all nominees listed below       AUTHORITY
                       (except as marked to            to vote for all
                       the contrary below)             nominees listed below




1. ELECTION OF DIRECTORS:

   Election of the following nominees as directors:
   Frank T. Connors, Michael D. Kaufman, F. Rigdon Currie,
   Arch J. Mcgill, Michael A. McManus, Jr. and Richard Ellis. (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)



  __________________________________________________________________________

                                          FOR         AGAINST        ABSTAIN





2.  APPROVAL OF APPOINTMENT OF PRICE
    WATERHOUSE LLP AS INDEPENDENT
    AUDITORS:

3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


    IMPORTANT - PLEASE SIGN AND DATE AND RETURN PROMPTLY.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THIS SIDE OF THE PROXY AND "FOR" APPOINTMENT OF PRICE WATERHOUSE LLP, AS I NDEPENDENT AUDITORS. THIS PROXY, CONFERS DISCRETIONARY AUTHORITY TO CULMINATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY
    TO VOTE HAS NOT BEEN WITHHELD.

    WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
    YOU ARE URGED TO SIGN AND RETURN THIS PROXY,
    WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.



Signature(s)________________________________________Date____________
NOTE: Please sign your name exactly as it appears hereon.
Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.
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